                                                                    Exhibit 32.2



                         RULE 13(a)-14(b) CERTIFICATION
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

      In connection with the Annual Report of Brandywine Realty Trust (the "Company") on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher P. Marr, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

  2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Christopher P. Marr
-----------------------
Christopher P. Marr
Senior Vice President and Chief Financial Officer
Date: March 12, 2004



* A signed original of this written statement required by Section 906 has been provided to Brandywine Realty Trust and will be retained by Brandywine Realty Trust and furnished to the Securities and Exchange Commission or its staff upon request.